Exhibit 99.1

RECORD OPERATING REVENUE DRIVES 15 PERCENT EARNINGS

GROWTH FOR UNION PACIFIC

FOR IMMEDIATE RELEASE

OMAHA, Neb., July 19, 2007

Second Quarter 2007 Highlights

•	Second quarter 2007 earnings per share grew 15 percent to $1.65 per diluted share.

•	Operating revenue was an all-time quarterly record of $4 billion, up 3 percent.

•	Operating income increased 10 percent to $787 million.

•	Second quarter 2007 operating ratio improved by 1.2 points to 80.5 percent.

Union Pacific Corporation (NYSE: UNP) today reported second quarter 2007 net income of $446 million or $1.65 per diluted share, compared to $390 million, or $1.44 per diluted share in the same quarter last year. Operating income during the second quarter of 2007 was $787 million, up from $717 million reported in the second quarter of 2006.

“Union Pacific topped the $4 billion quarterly revenue mark for the first time in our history,” said Jim Young, Chairman and Chief Executive Officer. “More importantly, in the face of economic and weather challenges, we improved our operating efficiency, posting the best second quarter operating ratio in four years. In addition, our customer satisfaction scores improved 11 points year-over-year.”

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Second Quarter 2007 Overview

•

Commodity revenue set an all-time quarterly record, up 3 percent to $3.9 billion. Four of the six business groups posted revenue increases in the quarter as total average revenue per car (ARC) grew 7 percent.

•

Second quarter 2007 carloads declined 3 percent versus the second quarter of 2006 to 2.4 million. Severe weather in the Midwest, a softer housing market and decreased auto sales all contributed to the decline.

•	The second quarter 2007 operating ratio improved to 80.5 percent compared to 81.7 percent in the second quarter of 2006. This was the best second quarter operating ratio in four years.

•

Quarterly operating metrics, as reported to the Association of American Railroads, improved. Average terminal dwell time improved 11 percent to 24.7 hours versus 27.6 hours reported in the second quarter of 2006. Average quarterly train speed was 21.6 mph versus 21.2 mph in the second quarter of 2006, a two percent increase.

•

The Company repurchased more than 3.6 million common shares at an average share price of $116.40 in the second quarter of 2007. Year-to-date purchases total 5.7 million common shares or 28 percent of the 20 million share repurchase program.

Second Quarter Railroad Commodity Revenue Summary versus 2006

•	Chemicals up 8 percent

•	Agricultural up 7 percent

•	Energy up 4 percent

•	Intermodal up 3 percent

•	Automotive was flat

•	Industrial Products down 1 percent

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Looking Forward

“Although the economic outlook remains uncertain, our continued focus on yield and productivity improvements should drive better service for our customers and strong financial results for our shareholders in the second half of 2007,” Young said.

Union Pacific Corporation owns one of America’s leading transportation companies. Its principal operating company, Union Pacific Railroad, links 23 states in the western two-thirds of the country and serves the fastest-growing U.S. population centers. Union Pacific’s diversified business mix includes Agricultural Products, Automotive, Chemicals, Energy, Industrial Products and Intermodal. The railroad offers competitive long-haul routes from all major West Coast and Gulf Coast ports to eastern gateways. Union Pacific connects with Canada’s rail systems and is the only railroad serving all six major gateways to Mexico, making it North America’s premier rail franchise.

Supplemental financial information is attached.

Additional information is available at our Web site: www.up.com. Our contact for investors is Jennifer Hamann at (402) 544-4227. Our media contact is Kathryn Blackwell at (402) 544-3753.

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This press release and related materials contain statements about the Corporation’s future that are not statements of historical fact, including specifically statements regarding the economic outlook and improving the Corporation’s financial returns through productivity initiatives and operational efficiency. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements also include, without limitation, information or statements regarding: expectations as to continued or increasing demand for rail transportation services; expectations regarding operational improvements, including the effectiveness of network management initiatives that have been or will be implemented to improve operations, customer service, and shareholder returns; expectations as to increased returns, cost savings, revenue growth, and earnings; expectations regarding fuel price and our ability to mitigate fuel costs; the time by which certain objectives will be achieved, including expected improvements in operations and implementation of network management initiatives; estimates of costs relating to environmental remediation and restoration; proposed new products and services; expectations that claims, lawsuits, environmental costs, commitments, contingent liabilities, labor negotiations or agreements, or other matters will not have a material adverse effect on our consolidated financial position, results of operations, or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial, and operational results, and future economic performance; and statements of management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information, including expectations regarding operational and financial improvements and the Corporation’s future performance or results are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement.

Important factors, including risk factors, could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. Information regarding risk factors and other cautionary information are available in the Corporation’s Annual Report on Form 10-K for 2006, which was filed with the SEC on February 23, 2007. The Corporation updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements speak only as of, and are based only upon information available on, the date the statements were made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements. References to our Web site are provided for convenience and, therefore, information on or available through the website is not, and should not be deemed to be, incorporated by reference herein.

UNION PACIFIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Periods Ended June 30

(Dollars in Millions, Except Per Share Amounts)

(Unaudited)

	Second Quarter			Year-to-Date
	2007	2006	Pct Chg	2007	2006	Pct Chg
Operating Revenue	$4,046	$3,923	3	$7,895	$7,633	3
Operating Expenses
Salaries, Wages, and Employee Benefits	1,163	1,140	2	2,343	2,269	3
Fuel and Utilities	766	794	(4)	1,449	1,486	(2)
Equipment and Other Rents	370	371	—	723	738	(2)
Depreciation	327	308	6	652	611	7
Materials and Supplies	186	178	4	362	342	6
Purchased Services and Other	447	415	8	860	865	(1)

Total Operating Expenses	3,259	3,206	2	6,389	6,311	1

Operating Income	787	717	10	1,506	1,322	14
Other Income	36	29	24	51	39	31
Interest Expense	(120)	(120)	—	(233)	(240)	(3)

Income Before Income Taxes	703	626	12	1,324	1,121	18
Income Tax Expense	(257)	(236)	9	(492)	(420)	17

Net Income	$446	$390	14	$832	$701	19

Basic Earnings Per Share	$1.66	$1.45	14	$3.09	$2.61	18
Diluted Earnings Per Share	$1.65	$1.44	15	$3.06	$2.58	19

July 19, 2007	(1)

UNION PACIFIC RAILROAD

REVENUE DETAIL

For the Periods Ended June 30

(Unaudited)

	Second Quarter			Year-to-Date
	2007	2006	Pct Chg	2007	2006	Pct Chg
Commodity Revenue (Millions):
Agricultural	$604	$565	7	$1,211	$1,128	7
Automotive	389	390	—	744	751	(1)
Chemicals	578	537	8	1,122	1,038	8
Energy	761	733	4	1,491	1,432	4
Industrial Products	815	822	(1)	1,562	1,596	(2)
Intermodal	718	695	3	1,387	1,340	4

Total	$3,865	$3,742	3	$7,517	$7,285	3

Revenue Carloads (Thousands):
Agricultural	212	225	(6)	431	459	(6)
Automotive	221	225	(2)	422	435	(3)
Chemicals	239	234	2	463	452	2
Energy	551	575	(4)	1,102	1,125	(2)
Industrial Products	349	386	(10)	667	751	(11)
Intermodal	861	865	—	1,682	1,681	—

Total	2,433	2,510	(3)	4,767	4,903	(3)

Average Revenue per Car:
Agricultural	$2,855	$2,510	14	$2,812	$2,456	14
Automotive	1,767	1,735	2	1,764	1,729	2
Chemicals	2,410	2,285	5	2,422	2,294	6
Energy	1,382	1,273	9	1,353	1,272	6
Industrial Products	2,334	2,133	9	2,342	2,126	10
Intermodal	834	804	4	824	797	3

Average	$1,589	$1,490	7	$1,577	$1,486	6

July 19, 2007	(2)

UNION PACIFIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

As of June 30, 2007 and December 31, 2006

(Dollars in Millions)

(Unaudited)

	June 30, 2007	December 31, 2006
Assets:
Cash and Cash Equivalents	$522	$827
Other Current Assets	1,750	1,584
Investments	906	877
Properties - Net	33,359	32,873
Other Assets	765	354

Total	$37,302	$36,515

Liabilities and Shareholders’ Equity:
Current Portion of Long Term Debt	$138	$780
Other Current Liabilities	2,997	2,759
Long Term Debt	7,098	6,000
Deferred Income Taxes	9,794	9,696
Other Long Term Liabilities	1,830	1,968
Common Shareholders’ Equity	15,445	15,312

Total	$37,302	$36,515

July 19, 2007	(3)

UNION PACIFIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Month Periods Ended June 30

(Dollars in Millions)

(Unaudited)

	2007	2006
Operating Activities:
Net Income	$832	$701
Depreciation	652	611
Deferred Income Taxes	99	81
Other - Net	(99)	(160)

Cash Provided by Operating Activities	1,484	1,233

Investing Activities:
Capital Investments	(1,101)	(1,131)
Other - Net	(406)	(253)

Cash Used in Investing Activities	(1,507)	(1,384)

Financing Activities:
Common Shares Repurchased	(604)	—
Dividends Paid	(178)	(160)
Debt Repaid	(84)	(342)
Debt Issued	494	—
Other - Net	90	142

Cash Used in Financing Activities	(282)	(360)

Net Change in Cash and Cash Equivalents	$(305)	$(511)

July 19, 2007	(4)

APPENDIX

UNION PACIFIC CORPORATION

OPERATING AND FINANCIAL STATISTICS

For the Periods Ended June 30

(Unaudited)

	Second Quarter				Year-to-Date
	2007	2006	Pct Chg		2007	2006	Pct Chg
Operating/Performance Statistics:
Revenue Carloads (Thousands)	2,433	2,510	(3)		4,767	4,903	(3)
Revenue Ton-Miles (Billions)	139.2	143.4	(3)		274.3	282.7	(3)
Gross Ton-Miles (GTMs) (Billions)	260.7	272.1	(4)		515.6	535.1	(4)
Operating Margin	19.5%	18.3%	1.2	pt	19.1%	17.3%	1.8	pt
Operating Ratio	80.5%	81.7%	(1.2	) pt	80.9%	82.7%	(1.8	) pt
Average Employees	50,755	51,085	(1)		50,764	50,673	—
GTMs (Millions) per Average Employee	5.14	5.33	(4)		10.16	10.56	(4)
Average Fuel Price Per Gallon Consumed	$2.17	$2.15	1		$2.04	$2.01	1
Fuel Consumed in Gallons (Millions)	332	346	(4)		664	691	(4)
Fuel Consumption Rate (Gal per 000 GTM)	1.27	1.27	—		1.29	1.29	—
Customer Satisfaction Index	80	69	11	pt	80	69	11	pt
AAR Reported Performance Measures:
Average Train Speed (Miles per Hour)	21.6	21.2	2		21.7	21.3	2
Average Terminal Dwell Time (Hours)	24.7	27.6	(11)		25.0	28.3	(12)
Average Rail Car Inventory	310,663	324,833	(4)		310,090	326,220	(5)
Financial Statistics:
Weighted Average Shares - Basic (Millions)	268.2	269.3	—		269.4	268.8	—
Weighted Average Shares - Diluted (Millions)	270.7	272.1	(1)		271.8	271.6	—
Effective Income Tax Rate	36.6%	37.7%	(1.1	) pt	37.2%	37.5%	(0.3	) pt
Debt to Capital (a)					31.9%	30.7%	1.2	pt
Lease Adjusted Debt to Capital (b)					41.8%	41.6%	0.2	pt
Free Cash Flow (Millions) (c)					$(201)	$(311)	F

(a)	Debt to capital is computed as follows: total debt divided by total debt plus equity. 2006 percentages are as of December 31, 2006.

(b)	Lease adjusted debt to capital, a non-GAAP measure, is computed as follows: total debt plus net present value of operating leases plus investors’ undivided interest in sale of receivables divided by total debt plus net present value of operating leases plus investors’ undivided interest in sale of receivables plus equity. See Union Pacific web site under Investor Relations for a reconciliation to GAAP. 2006 percentages are as of December 31, 2006.

(c)	Free cash flow is a non-GAAP measure; however, we believe that it is important in evaluating our financial performance and measures our ability to generate cash without incurring additional external financings. See Union Pacific web site under Investor Relations for a reconciliation to GAAP.

	Year-to-Date
	2007	2006
Cash Provided by Operating Activities	$1,484	$1,233
Cash Used in Investing Activities	(1,507)	(1,384)
Dividends Paid	(178)	(160)

Free Cash Flow	$(201)	$(311)

July 19, 2007	(A-1)

UNION PACIFIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

By Quarter and Year-to-Date 2007

(Dollars in Millions, Except Per Share Amounts)

(Unaudited)

	Quarter Ended		Year-to-Date June 30
	March 31	June 30
Operating Revenue	$3,849	$4,046	$7,895
Operating Expenses
Salaries, Wages, and Employee Benefits	1,180	1,163	2,343
Fuel and Utilities	683	766	1,449
Equipment and Other Rents	353	370	723
Depreciation	325	327	652
Materials and Supplies	176	186	362
Purchased Services and Other	413	447	860

Total Operating Expenses	3,130	3,259	6,389

Operating Income	719	787	1,506
Other Income	15	36	51
Interest Expense	(113)	(120)	(233)

Income Before Income Taxes	621	703	1,324
Income Tax Expense	(235)	(257)	(492)

Net Income	$386	$446	$832

Basic Earnings Per Share	$1.43	$1.66	$3.09

Diluted Earnings Per Share	$1.41	$1.65	$3.06

July 19, 2007	(A-2)

UNION PACIFIC RAILROAD

REVENUE DETAIL

By Quarter and Year-to-Date 2007

(Unaudited)

	Quarter Ended		Year-to-Date June 30
	March 31	June 30
Commodity Revenue (Millions):
Agricultural	$607	$604	$1,211
Automotive	355	389	744
Chemicals	544	578	1,122
Energy	730	761	1,491
Industrial Products	747	815	1,562
Intermodal	669	718	1,387

Total	$3,652	$3,865	$7,517

Revenue Carloads (Thousands):
Agricultural	219	212	431
Automotive	201	221	422
Chemicals	224	239	463
Energy	551	551	1,102
Industrial Products	318	349	667
Intermodal	821	861	1,682

Total	2,334	2,433	4,767

Average Revenue per Car:
Agricultural	$2,771	$2,855	$2,812
Automotive	1,761	1,767	1,764
Chemicals	2,434	2,410	2,422
Energy	1,325	1,382	1,353
Industrial Products	2,351	2,334	2,342
Intermodal	815	834	824

Average	$1,565	$1,589	$1,577

July 19, 2007	(A-3)